INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-46553 of NutraMax Products, Inc. on Form S-3, Registration Statement No. 33-61724-01 of NutraMax Products, Inc. on Form S-3 and Registration Statement No. 33-47175 of NutraMax Products, Inc. on Form S-8 of our report dated November 3, 1995, appearing in this Annual Report on Form 10-K of NutraMax Products, Inc. for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 18, 1995